EXHIBIT 10.09

                              EMPLOYMENT AGREEMENT

I. This agreement is executed this 9th day of February, 2000 and made effective as of March 1, 2000 ("Effective Date"), between SCTN dba IC ONE, Inc. ("Company"), a Florida corporation ("Employer"), and Jim Williams (collectively the "Parties").

II.      RECITALS

         A. Employer is a Florida corporation, the principal business of which is as a software solutions company with particular expertise in Smart Card Loyalty programs.

         B. Employer's current headquarters office is in Salt Lake City, Utah.

         C. Jim has been hired to serve as President and CEO. The parties wish to enter into a written agreement to memorialize the terms of Jim's employment by the Employer.

III.     AGREEMENT.

         In consideration of the employment of Jim by the Employer and other good and valuable consideration, the parties hereto agree as follows:

         A. Employment. The Employer agrees to employ Jim as President and CEO and member of the Board of Directors on the terms set forth herein. Jim accepts such employment and agrees to work full time and use his best efforts in performing services for the Employer.

         B. Restriction on Competitive Employment. For the period of twelve months immediately following termination of employment with Company, the employee shall not engage in any work or other activity whether as an owner, stockholder, partner, officer, consultant, employee involving a product or process or business that is in direct competition with Company, or any successor company without a prior written release from Company.

         C. Inventions. The employee shall promptly disclose to the company any and all inventions, discoveries, developments, improvements, machines, appliances, processes, software, firmware, products, or the

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                  like whether patentable or not, which are related to the
                  Company's business (all of which are referred to herein as "inventions") which the employee may invent, conceive, produce, or reduce to practice, either solely or jointly with others, at any time (whether or not during working hours) during the period of employment. All such inventions which in any way relate to the goods, materials, or services developed, produced, used or sold by the Company or any of it's subsidiaries shall at all times and for all purposes be regarded as acquired and held by the employee in a fiduciary capacity for, and solely for the benefit of the Company. No termination of employment or of this agreement shall release the employee or the employee's heirs or legal representatives from the foregoing obligations as to such inventions.

         D. Terms & Salary. This agreement shall be for a term of two (2) years from the Effective Date unless sooner terminated as provided in paragraph 6 ("Termination"). Jim shall be paid a salary for services hereunder commencing at the monthly rate of $10,000 per month for the first six months, escalating to $12,000 per month thereafter, with a review to occur each quarter until Jim's compensation is consistent with the market for this position. The Board may, from time to time in its sole discretion, grant such increases to Base Salary and bonuses to Jim, as it deems appropriate during the Term. Employer shall be granted the option of delaying payment of salary during the first six (6) months or until an additional $1,000,000 in funding is received by employer, provided that the Company's obligations to pay employee for reimbursable travel expenses is current within 30 days of submittal.

         E. Place of Work. The Company acknowledges that its current office location is temporary and that it will at some point make a decision to locate its corporate office either in Salt Lake City or in the Orange County area of California. The date when such permanent location is noticed and occupied by the Company will be the "Permanent Office Location". Prior to Permanent Office Location, Employee will maintain his principal place of work at his home office in California. Employee commits to travel for no less than three weeks per month to the Company's temporary office location.

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         F.       Benefits.

                  1. Fringe Benefits. Jim shall be entitled to and shall receive all benefits of employment generally available to other executives and administrative personnel of the Employer, including, without limitation, participation in the following:

                           a. Group Health and Life Insurance. Jim will be eligible to participate in such group health and life insurance plans, which the Employer may keep in effect during the Term, subject to the terms of any such plans.

                           b. Long Term Disability. Jim will be eligible to participate in such long-term disability plans which the Employer may keep in effect during the Term, subject to the terms of any such plan.

                           c. Commuting and Relocation Expenses. Employer shall reimburse Jim for all reasonable business expenses including: travel and lodging for commuting from his principal place of work to the Company's temporary headquarters in Salt Lake City, Utah.

                           d. Business Expenses. The Employer shall pay the actual and normal expenses incurred by Jim for the benefit of the Employer in performing his duties as President and CEO of the Employer in accordance with the Employer's expense reimbursement policy, as adopted from time to time.

                           e. Vacation. Jim shall be entitled to vacation benefits in accordance with the employer's vacation policy, as adopted from time to time, Jim's initial vacation accrual will be at the rate of 20 days per year commencing on the Effective Date. Jim shall cease accruing additional vacation benefits at any time or times as he equals or exceeds the maximum level of accrued and unused vacation benefits which Employer's employees are permitted to accrue in accordance with the Employer's current personnel policies.

                           f. Sick Leave/Personal Leave. Jim shall be entitled to sick leave and personal leave benefits in accordance with the Employer's personnel policies, as adopted from time to time.

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                           g.       Accrual Year. Any of the benefits provided
                                    under this Agreement or under Employer's personnel policies generally which are accrued on a "per year" basis, are deemed to accrue during each of Employer's fiscal years in accordance with Employer's personnel policies applicable to its employees generally. Any benefits accruing from the Effective Date through the end of the current fiscal year will be prorated for such year.

                  2. Indemnity. Employer shall indemnify Jim to the maximum extent permissible under law as an agent and officer for acts taken by him during the Term on behalf of Employer provided such acts are taken in good faith and in what is in the best interest of Employer.

                  3. Directors' and Officers' Insurance. Employer agrees to obtain and maintain a policy of directors and officers insurance covering Jim's acts as an officer, as the case may be and as may be limited by the terms of any such insurance policy, in a face amount of no less than ONE MILLION DOLLARS ($1,000,000.00), when employer becomes eligible for this policy at standard rates.

                  4. Stock Options. Employer has agreed to cause to be issued, as of the date approved by the Board of Directors, options for Jim to purchase 2,250,000 shares of employer's stock at a purchase price of 48 cents per share. These options expire 10 years from the date of the Grant. These options will vest immediately but will be returned to the company at a rate of 25% every six months from the date of the grant if Jim terminates his employment within two year from the Effective Date. Subject to applicable securities rules, if there is a change in control of Company, all unvested options, including "Performance Options" will immediately vest. Further, as a condition to the issuance of any such options, Jim agrees to execute and deliver to Employer all such forms as it may reasonably request in order to comply with applicable securities laws.

                  5. Registration of Securities. The Company agrees to forthwith register the securities underlying the Stock Options described in Section 4 above and any stock appreciation rights or plan interests (the "SAR"s)l, which may be deemed by the Securities and Exchange Commission

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                           (the "SEC") to require registration, in order for
                           employee to be able to freely assign or trade the SAR's or the underlying securities.

                  6.       Termination.

                           a. Termination as a result of a change of control or for good cause. This Agreement is terminable prior to the expiration of the Term, in the manner and to the extent set forth in this section 6.

                           b. Death, Disability or Resignation During Term. This Agreement shall automatically terminate upon the death of Jim or Jim's voluntary resignation during the Term. The Employer or Jim may terminate this Agreement upon reasonable determination of Jim's total disability. As used herein, total disability means Jim's inability to perform his normal and usual duties as President and CEO of the Employer due to physical disability or physical or mental illness for a period of ninety (90) consecutive calendar days.

                           c. Termination for Cause. The Employer may terminate this Agreement immediately, and except as otherwise set forth below, without prior notice, for "Cause" which shall mean:

                                    i.       Jim's excessive use of alcohol or
                                             illegal drug abuse;

                                    ii.      Any material dishonest act by Jim
                                             relating to the Employer's
                                             business;

                                    iii.     Any act by Jim that would be
                                             materially detrimental to the
                                             business or reputation of the
                                             Employer;

                                    iv.      Jim's rendering any services to a
                                             firm or entity which does business
                                             in a field competitive with the
                                             business of Employer except as may
                                             be expressly authorized in writing
                                             pursuant by the Board, or

                                    v.       Jim's substantial failure to
                                             perform the material services
                                             contemplated by this Agreement, it
                                             being understood and agreed that
                                             the Employer must give Jim notice
                                             of such failure by the Employer and
                                             not less than sixty (60) days with

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                                             in which to cure such failure
                                             before invoking the provisions of
                                             this subparagraph v. in terminating
                                             Jim.

                           d. Without Cause or from Change of Control. The Employer may terminate this Agreement during the Term without Cause upon giving sixty
                                    (60) days prior written notice of such
                                    termination. Such notice is deemed to be given in the event of change of control as described in section 11 below.

                  7. Severance Pay. If Jim's employment terminates due to his death, disability or by Employer notice without cause as described in Section 6 above at any time prior to the Term, Employer will pay to Jim or his legal designee(s), an amount equal to two times his annual Base Salary ("Severance Pay"). Any vesting rights in any Stock Option Plan agreed to pursuant to
                           Section 4 hereof shall continue to accrue for a 36-month period following such termination.

                  8. No Severance Pay upon Resignation. It is expressly understood and agreed that Jim (or his personal representative, as the case may be) shall not be entitled to any Severance Pay if he resigns during the Term.

                  9. Manner of Payment of Severance Pay. Any Severance Pay hereunder will be paid at such intervals and in the manner dictated by the Employer's normal pay practices.

                  10. Notice of Termination. The Employer shall give Jim notice of the termination of this Agreement pursuant to sub-section b-d of this Section 6 and, except as otherwise provided herein, the termination of this Agreement shall be effective upon the giving of such notice.

                  11. Change of Control. As used in this section, the term "change of control" means and refers to:

                           a. Any merger, consolidation, or sale of the Company such that any individual, entity or group (within the meaning of section 13 (d)
                                    (3) or 14 (d) (2) of the Securities Exchange
                                    Act of 1934, as amended (the "Exchange Act") acquires beneficial ownership, within the meaning of Rule 13d-3 of the Exchange Act, of 20 percent or more of the voting common stock of the Company;

                           b. Any transaction in which the Company sells substantially all of its material assets;

                           c.       A dissolution of liquidation of the Company;
                                    or

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                           d.       The Company becomes a non-publicly held
                                    company.

                           e. A "change of control" as used in this section does not include a direct capital investment in the company.

IV. Integration. This Agreement contains the entire agreement between the parties and supersedes all prior oral and written agreements, understandings, commitments and practices between the parties, including, without limitation, all prior employment agreements, whether or not fully performed before the date of this Agreement. No amendments to this Agreement may be made except by a writing signed by both parties.

V. Arbitration. Any controversy or claim arising out of or relating to this agreement, or breach of this agreement, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. Within five (5) business days after a demand has been made to arbitrate a dispute, the parties will meet and attempt to agree on a single arbitrator. If the parties are unable to agree on a single arbitrator, then each party shall, before the expiration of such five
         (5) day period, designate an arbitrator. Within (30) additional business days thereafter the two arbitrators shall select a third arbitrator. If for any reason they cannot agree on a third arbitrator, they may apply to the Utah Superior Court for the name of a neutral party. The three arbitrators shall hear all the evidence, and a majority vote shall set the award of the arbitrators. Each party shall pay the fees of the arbitrator he or it selects and of his or its own attorneys, and the expenses of his or its witnesses and all other expenses connected with presenting his or its case. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative fees, the fee of the third arbitrator, and all other fees and costs, shall be borne equally by the parties. Notwithstanding the foregoing, the arbitrators may award reasonable attorneys' fees and costs to the prevailing party in their award.

VI. Litigation. In the event legal action or arbitration is brought to enforce any of the provisions of this Agreement or for any breach thereof, reasonable attorneys' fees and costs shall be awarded to the prevailing party or parties in said action. All legal action is to take place in Salt Lake City, Utah or such other city where the Company maintains permanent offices.

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VII.     Notices. Any notice given pursuant to this Agreement must be sent by
         United States Certified Mail (postage prepaid) and shall be deemed given on dates on which the envelope or envelopes containing such notices are deposited in the United States Mail. The Addresses of the parties to be used for the giving of notices shall be as set forth on the signature page of the Agreement. The parties hereto may change the addresses to which notices to them may be sent by giving written notice thereof in accordance with this paragraph.

VIII. Sever Ability of Provision. If any provision of this Agreement is invalid or illegal, the other provision shall nevertheless remain in full force and affect.

IX. Controlling Law. This Agreement is entered into in the State of Utah and shall be interpreted and controlled by the laws of the State of Utah.

X. Successors. The Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on February 9, 2000.

Employer:  IC ONE


By:  /s/ David Simon                                 By:   /s/ Jim Williams
     ------------------------------                        ---------------------
     David Simon                                           Jim Williams
     Chairman



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